Exhibit 99.2

CONSENT OF HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

November 16, 2006

Board of Governors

Board of Trade of the City of New York, Inc.

World Financial Center

One North End Avenue, 13th Floor

New York, NY 10282

Re:	Amendment No. 1 of the Registration Statement on Form S-4 of IntercontinentalExchange, Inc. (the “Registration Statement”) to be filed with the SEC on or about November 16, 2006

Dear Governors:

Reference is made to our opinion letter (“opinion”), dated September 13, 2006.

Our opinion was provided for the information and assistance of the Board of Governors of Board of Trade of the City of New York, Inc. (the “Company”) in connection with its consideration of the transaction described therein and is not to be used, circulated, quoted or otherwise referred to for any purpose, nor is it to be filed with, included in or referred to, in whole or in part, in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that the Company and IntercontinentalExchange, Inc. desire to include our opinion in the above-referenced Registration Statement.

In that regard, we hereby consent to the reference to our opinion in the above-referenced Registration Statement on Form S-4 under the captions “Summary”, “Background of the Merger”, “NYBOT’s Reasons for the Merger; Recommendation of the Merger by NYBOT’s Board of Governors”, and “Opinion of NYBOT’s Financial Advisor”, and to the inclusion of our opinion in the Prospectus/Proxy Statement included in the Registration Statement, appearing as Annex D to such Prospectus/Proxy Statement. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the above-mentioned version of the Registration Statement and that our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any other registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving this consent, we do not hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.